Exhibit 10.3

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of October 15, 2020, by and among Tattooed Chef, Inc. (f/k/a Forum Merger II Corporation), a Delaware corporation, (the “Parent”), Salvatore Galletti, in the capacity as the initial Holder Representative under the Merger Agreement (as defined below) (the “Holder Representative” and, together with the “Parent”, sometimes referred to individually as a “Party” and collectively as the “Parties”), and Citibank, N. A., as escrow agent (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 11, 2020, by and among (i) the Parent, (ii) Sprout Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Parent, (iii) Myjojo, Inc., a Delaware corporation, and (iv) the Holder Representative, in his capacity as the initial Holder Representative thereunder.

RECITALS

WHEREAS, the Merger Agreement provides that, at the Closing, the Parent shall deposit one hundred thousand (100,000) shares of Parent Common Stock (the “Adjustment Escrow Stock”) into an adjustment escrow account (the “Adjustment Escrow Account”) to be held in accordance with the terms of the Merger Agreement and this Agreement; and

WHEREAS, the Merger Agreement provides that, at the Closing, the Parent shall deposit Five Million (5,000,000) shares of Parent Common Stock (the “Ittella Holdback Shares”) into an escrow account (the “Ittella Holdback Account”) to be held in accordance with the terms of the Merger Agreement and this Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.	Appointment. The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment and agrees to act as escrow agent in accordance with the terms and conditions set forth herein.

2.	Escrow Property.

(a) Simultaneous with the execution and delivery of this Agreement, Parent is depositing, or causing to be deposited, with the Escrow Agent the Adjustment Escrow Stock and the Ittella Holdback Shares, in book-entry form, to be held at Parent’s transfer agent in the name of the Escrow Agent (collectively, the “Escrow Shares”) into the Adjustment Escrow Account and the Ittella Holdback Account, respectively (collectively, the “Escrow Accounts” or, individually, each an “Escrow Account”), which are separate and distinct accounts. The Escrow Agent hereby acknowledges receipt of the Escrow Shares. The Escrow Agent shall hold the Escrow Shares, including all interest, dividends, gains and other income paid or earned with respect thereto (including pursuant to or as a part of any merger, acquisition, consolidation, acquisition of property or stock, reorganization or liquidation involving Parent or any of its subsidiaries) (collectively, the “Escrow Earnings”), if any, minus any payments or distributions made therefrom in accordance with this Agreement (collectively, the “Escrow Funds”), subject to the terms and conditions of this Agreement. The Escrow Agent agrees to hold and distribute the Escrow Funds and the Escrow Shares (collectively, the “Escrow Property”) in accordance with the terms of this Agreement.

(b) For greater certainty, all Escrow Earnings shall be retained by the Escrow Agent and reinvested in the Escrow Funds and shall become part of the Escrow Funds; and shall be disbursed as part of the Escrow Funds in accordance with the terms and conditions of this Agreement.

3.	Investment of Escrow Funds.

(a) Unless otherwise instructed in writing jointly by the Parties, the Escrow Agent shall hold the Escrow Funds in a “noninterest-bearing deposit account” insured by the Federal Deposit Insurance Corporation (“FDIC”) to the applicable limits. The Escrow Funds shall at all times remain available for distribution in accordance with Section 4.

(b) The Escrow Agent shall send an account statement to each of the Parties on a monthly basis reflecting activity in the Escrow Accounts for the preceding month.

(c) The Escrow Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the escrowed property, as applicable, provided that the Escrow Agent has made such investment, reinvestment or liquidation of the escrowed property in accordance with the terms, and subject to the conditions of this Agreement. The Escrow Agent does not have a duty nor will it undertake any duty to provide investment advice.

4.	Disposition and Termination of the Escrow Property.

(a) The Parties shall act in accordance with, and the Escrow Agent shall hold and release the Escrow Property as provided in, this Section 4(a) as follows:

(i) Upon receipt of a Joint Release Instruction with respect to any Escrow Property, the Escrow Agent shall, promptly after receipt of a Joint Release Instruction, disburse such Escrow Property to the Parent or the Holder Representative, as applicable, in accordance with such Joint Release Instruction.

(ii) Upon receipt by the Escrow Agent of a copy of a Final Determination from any Party, the Escrow Agent shall, on the fifth (5th) Business Day following receipt by the Escrow Agent of the Final Determination, disburse as directed, part or all, as the case may be, of the Escrow Property in accordance with such Final Determination. The Escrow Agent will act on such Final Determination without further inquiry.

(iii) All payments of any part of the Escrow Funds shall be made by wire transfer of immediately available funds or check as set forth in the Joint Release Instruction or Final Determination, as applicable.

(iv) Any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of any funds on deposit in any Escrow Account under the terms of this Agreement must be in writing, executed by the appropriate Party or Parties as evidenced by the signatures of the person or persons set forth on Exhibit A-1 and Exhibit A-2 and delivered to the Escrow Agent either (i) by confirmed facsimile only at the fax number set forth in Section 12 or (ii) attached to an e-mail received on a Business Day from an e-mail address set forth in Section 12. If a Joint Release Instruction or Final Determination is delivered to the Escrow Agent, whether in writing, by email or otherwise, the Escrow Agent is authorized to seek confirmation of such instruction by telephone call back to the person or persons designated in Exhibits A-1 and or A-2 annexed hereto (the “Call Back Authorized Individuals”), and the Escrow Agent may rely upon the confirmations of anyone purporting to be a Call Back Authorized Individual. To assure accuracy of the instructions it receives, the Escrow Agent may record such call backs. If the Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it will not execute the instruction until all such issues have been resolved. The persons and telephone numbers for call backs may be changed only in writing, executed by an authorized signer of applicable Party set forth on Exhibit A-1 or Exhibit A-2, actually received and acknowledged by the Escrow Agent.

(b) Certain Definitions.

(i) “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are not required or authorized by law to be closed in Chicago, Illinois or New York, New York.

(ii) “Final Determination” means a final non-appealable order of any court of competent jurisdiction or arbitrator or determination by the Accounting Referee (as determined under the Merger Agreement) issued, together with (A) a certificate of the prevailing Party to the effect that such order is final and non-appealable and from a court of competent jurisdiction or arbitrator having proper authority and (B) the written payment instructions of the prevailing Party to effectuate such order or determination.

(iii) “Joint Release Instruction” means the joint written instruction executed by an authorized signer of each of the Parent and the Holder Representative directing the Escrow Agent to disburse all or a portion of the Escrow Property, as applicable.

(iv) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

(v) “Parent Common Stock” means (i) prior to the Closing, 100,000,000 shares of Class A Common Stock (par value $0.0001 per share) and 10,000,000 shares of Class B Common Stock (par value $0.0001 per share) and (ii) at and after the Closing, the common stock, par value $0.0001 per share, of the Parent.

5.	Escrow Shares.

(a) Any Escrow Funds or other property distributable or issuable in respect of or in exchange for any Escrow Shares shall be distributed or issued to the Escrow Agent to be held in the applicable Escrow Account for such Escrow Shares pending release of such Escrow Shares.

(b) With respect to the Escrow Shares, Parent shall retain all voting and economic rights with respect to such Escrow Shares while such shares remain deposited with the Escrow Agent for so long as such Escrow Shares are held by the Escrow Agent, the Escrow Agent shall vote the Escrow Shares solely as directed in writing by Parent.

6.	Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein, which shall be deemed purely ministerial in nature, and no other duties, including but not limited to any fiduciary duty, shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Parties, in connection herewith, if any, including without limitation the Merger Agreement, nor shall the Escrow Agent be required to determine if any Person has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement. Notwithstanding the terms of any other agreement between the Parties, the terms and conditions of this Agreement will control the actions of the Escrow Agent. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any Joint Release Instruction or Final Determination furnished to it hereunder and reasonably believed by it in good faith to be genuine and to have been signed and presented by an authorized signer of the proper Party or Parties. Concurrent with the execution of this Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit A-1 and Exhibit A-2. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request; provided, however, that the Escrow Agent may not act upon instruction by either the Parent or the Holder Representative alone where Joint Written Instruction is required as provided hereunder. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Property. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from either Party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to (a) refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in a Joint Release Instruction or Final Determination or (b) interplead all of the assets held hereunder into, or may seek other judicial relief or orders from, a court of competent jurisdiction, and the Escrow Agent shall act in accordance with any such judicial relief or court order. The Escrow Agent may consult with legal counsel of its selection in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder. The Escrow Agent will not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that the Escrow Agent’s fraud, gross negligence or willful misconduct was the direct cause of any loss to either Party. To the extent practicable, the Parties agree to pursue commercially reasonable redress or recourse in connection with any dispute without making the Escrow Agent a party to the same. Anything in this Agreement to the contrary notwithstanding, except in the case of the Escrow Agent’s fraud, in no event shall the Escrow Agent be liable, for any special, indirect, punitive, incidental or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such losses or damages and regardless of the form of action.

7.	Resignation and Removal of Escrow Agent. The Escrow Agent (a) may resign and be discharged from its duties or obligations hereunder by giving thirty (30) calendar days’ advance notice in writing of such resignation to the Parties specifying a date when such resignation shall take effect or (b) may be removed, with or without cause, by the Parent and the Holder Representative acting jointly at any time by providing written notice to the Escrow Agent. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all of the escrow business of the Escrow Agent’s line of business may be transferred, shall be the Escrow Agent under this Agreement without further act; provided, however, that the Escrow Agent shall give the Parties thirty (30) days’ prior written notice of any such change. The Escrow Agent’s sole responsibility after such thirty (30) day notice period expires or after receipt of written notice of removal shall be to hold and safeguard the Escrow Property (without any obligation to reinvest the same) and to deliver the same (i) to a substitute or successor escrow agent pursuant to a joint written designation from the Parties, (ii) as set forth in a Joint Release Instruction or (iii) in accordance with the directions of a Final Determination, and, at the time of such delivery, the Escrow Agent’s obligations hereunder shall cease and terminate. In the event the Escrow Agent resigns, if the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) calendar days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of such a successor escrow agent (which, for the avoidance of doubt, shall be a comparable nationally recognized financial institution), and any such resulting appointment shall be binding upon all of the parties hereto.

8.	Fees and Expenses. All fees and expenses, if any, of the Escrow Agent are described in Schedule 1 and shall be paid by the Parent. The fees agreed upon for the services to be rendered hereunder are intended as full compensation for the Escrow Agent services as contemplated by this Agreement.

9.	Indemnity. Each of the Parties shall jointly and severally indemnify, defend , and hold harmless the Escrow Agent and its affiliates and their respective successors, assigns, directors, officers, agents and employees (the “Indemnitees”) from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, actions, suits, proceedings, litigation, investigations, costs or expenses (including the documented and reasonable fees and expenses of one outside counsel and experts) (collectively “Escrow Agent Losses”) arising out of or in connection with (a) the Escrow Agent’s execution and performance of this Agreement, tax reporting or withholding, the enforcement of any rights or remedies under or in connection with this Agreement, or as may arise by reason of any act, omission or error of the Indemnitee, except to the extent that such Escrow Agent Losses, as adjudicated by a court of competent jurisdiction, have been caused by the fraud, gross negligence or willful misconduct of such Indemnitee, or (b) the Escrow Agent is following any instructions or other directions from the Parent or the Holder Representative, except to the extent the Escrow Agent following any such instruction or direction is forbidden by the terms hereof. Notwithstanding anything to the contrary herein, the Parent and the Holder Representative agree, solely as between themselves, that any obligation for indemnification under this Section 9 (or for reasonable fees and expenses of the Escrow Agent described in Section 8) shall be borne by the Party or Parties determined by a court of competent jurisdiction to be responsible for causing the loss, damage, liability, cost or expense against which the Escrow Agent is entitled to indemnification or, if no such determination is made, then one-half by the Parent and one-half by the Holder Representative. The Parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Agreement.

10.	Tax Matters.

(a) The Holder Representative shall be responsible for and the taxpayer on all taxes due on the interest or income earned on the Escrow Property and for any dividends earned on the Escrow Shares for the calendar year in which such interest or income is earned, if any. The Escrow Agent shall report any interest or income earned on the Escrow Property to the IRS or other taxing authority on IRS Form 1099. Prior to the date hereof, the Parties shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate form W-9 and such other forms and documents that the Escrow Agent may request.

(b) The Escrow Agent shall be responsible only for income reporting to the Internal Revenue Service with respect to income (if any) earned on the Escrow Funds. The Escrow Agent shall timely prepare and timely file all appropriate tax or other information reporting with respect to the Escrow Property as is required by applicable law. The Escrow Agent shall withhold any taxes required to be withheld by applicable law, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities.

(c) The Escrow Agent, its affiliates, and its employees are not in the business of providing tax or legal advice to any taxpayer outside of Citigroup, Inc. and its affiliates. This Agreement and any amendments or attachments hereto are not intended or written to be used, and may not be used or relied upon, by any such taxpayer or for the purpose of avoiding tax penalties. Any such taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

11.	Covenant of Escrow Agent. The Escrow Agent hereby agrees with and covenants to the Parent and the Holder Representative that it shall perform all of its obligations under this Agreement and shall not deliver custody or possession of any of the Escrow Property to anyone except pursuant to the express terms of this Agreement or as otherwise required by law.

12.	Notices. All notices, requests, demands and other communications required under this Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) on the day of transmission if sent by electronic mail (“e-mail”) with a PDF attachment executed by an authorized signer of the Party/ Parties to the e-mail address given below, and written confirmation of receipt is obtained promptly after completion of the transmission, (iv) by overnight delivery with a reputable national overnight delivery service, or (v) by mail or by certified mail, return receipt requested, and postage prepaid. If any notice is mailed, it shall be deemed given five (5) Business Days after the date such notice is deposited with the United States Postal Service. If notice is given to a Party, it shall be given at the address for such Party set forth below. It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes.

if to the Parent, then to:

Tattooed Chef, Inc.

c/o Monitoring Committee

1615 South Congress Avenue, Suite 103

Delray Beach, FL 33445

Attn: David Boris, Co-Chief Executive Officer

Email: david@forummerger.com

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Attention: Joel Rubinstein

Email: joel.rubinstein@whitecase.com

and

White & Case LLP

111 South Wacker Drive, Suite 5100

Chicago, IL 60606

Attention: Gary Silverman

Email: gary.silverman@whitecase.com

or, if to the Holder Representative, then to:

Salvatore Galletti

6305 Alondra Blvd.

Paramount, CA 90723

Email: sgalletti@ittellafoods.com

with a copy (which shall not constitute notice) to:

Rutan & Tucker, LLP

611 Anton Blvd.

Costa Mesa, CA 92626

Attn: Ellis Wasson

Email: ewasson@rutan.com

or, if to the Escrow Agent, then to:

Citibank, N.A.

c/o Citi Private Bank

227 W. Monroe Street, 3rd Floor

Chicago, IL 60606

Attn: Connie Feltenberger

Telephone No.: (312) 384-1446

Facsimile No.: (312) 546-6726

E-mail: connie.feltenberger@citi.com

Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to the foregoing clause (i) through (iv) of this Section 12, such communications shall be deemed to have been given on the date received by the Escrow Agent. If the Escrow Agent, in its sole discretion, determines that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate.

13.	Termination. This Agreement shall terminate on the first to occur of (a) the distribution of all of the amounts in the Escrow Property in accordance with this Agreement or (b) delivery to the Escrow Agent of a written notice of termination executed jointly by the Parent and the Holder Representative after which this Agreement shall be of no further force and effect except that the provisions of Section 9 shall survive termination.

14.	Miscellaneous. The provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except as provided in Section 7 and Section 17, without the prior consent of the other parties. This Agreement shall be governed by and construed under the laws of the State of Delaware. Each party irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of Delaware. The parties hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or electronic transmission in portable document format (.pdf), and such facsimile or .pdf will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. The Parties represent, warrant and covenant that each document, notice, instruction or request provided by such Party to the Escrow Agent shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written. Except as expressly provided in Section 8 and Section 9, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or any funds escrowed hereunder.

15.	Compliance with Court Orders. If any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree in good faith it shall not be liable to any of the Parties or to any other Person, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

16.	Further Assurances. Following the date hereof, each party shall deliver to the other parties such further information and documents and shall execute and deliver to the other parties such further instruments and agreements as any other party shall reasonably request to consummate or confirm the transactions provided for herein, to accomplish the purpose hereof or to assure to any other party the benefits hereof.

17.	Assignment. No assignment of the interest of any of the Parties shall be binding upon the Escrow Agent unless and until written notice of such assignment is filed with and consented to by the Escrow Agent (such consent not to be unreasonably withheld). Any transfer or assignment of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect. To comply with federal law including USA Patriot Act requirements, assignees shall provide to the Escrow Agent the appropriate form W-9 or W-8 as applicable and such other forms and documentation that the Escrow Agent may request to verify identification and authorization to act. In no event shall the Escrow Agent be obligated hereunder to (x) make any payments from the Escrow Property directly to any assignee of either Party of any rights under this Agreement, or (y) obey any written instructions delivered pursuant hereto from any assignee of any rights under this Agreement, unless, in the case of clauses (x) and (y), such assignee has become a Party to this Agreement.

18.	Force Majeure. The Escrow Agent shall not incur any liability for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its control (including, but not limited to, any provision of any present or future law or regulation or any act of any governmental authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire services or any electronic communication facility), it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

19.	Compliance with Federal Law. To help the U.S. Government fight the funding of terrorism and money laundering activities and to comply with Federal law requiring financial institutions to obtain, verify and record information on the source of funds deposited to an account, the Parties shall provide the Escrow Agent with the name, address, taxpayer identification number, and remitting bank for all Parties depositing funds at Citibank pursuant to the terms and conditions of this Agreement. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

20.	SEC Shareholder Disclosure Rule 14b-2. SEC Rule 14b-2 directs the Escrow Agent to contact either Party to request authorization to provide such Party’s name, address and share position with respect to the referenced account to requesting companies whose stock such Party has voting authority over. Under the Rule, the Escrow Agent must make the disclosures for accounts opened after December 28, 1986, if requested, unless a Party specifically objects to disclosure. Hence, failure to respond will be deemed consent to disclosure. The Escrow Agent thanks the Parties for assisting the Escrow Agent in complying with this SEC rule.

Parent:

☐ Yes, we are authorized to release your name, address and share positions.

☐ No, we are not authorized to release your name, address and share positions.

Holder Representative:

☐ Yes, we are authorized to release your name, address and share positions.

☐ No, we are not authorized to release your name, address and share positions.

21.	Use of Names. Except as otherwise expressly permitted under Section 19, no publicly distributed printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “Citibank” or either of the Parties by name or the rights, powers, or duties of the Escrow Agent or the Parties under this Agreement shall be issued by any other party hereto, or on such party’s behalf, without the prior written consent of each party hereto who is named or mentioned in such material.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

Parent:	FORUM MERGER II CORPORATION

By:	/s/ Marshall Kiev
Name:	Marshall Kiev
Its:	Co-President and CEO

Signature Page to Escrow Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

Holder Representative:

By:	/s/ Salvatore Galletti
Name:	Salvatore Galletti

Signature Page to Escrow Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

ESCROW AGENT:

CITIBANK, N.A.

By:	/s/ Connie Feltenberger
Name:	Connie Feltenberger
Its:	Senior Vice President

Signature Page to Escrow Agreement

Schedule 1

ESCROW AGENT FEE SCHEDULE

Citibank, N.A., Escrow Agent

Acceptance Fee

To cover the acceptance of the Escrow Agent appointment, the study of the Agreement, and supporting documents submitted in connection with the execution and delivery thereof, and communication with other members of the working group:

Fee: WAIVED

Administration Fee

The annual administration fee covers maintenance of the Escrow Account including safekeeping of assets in the escrow account, normal administrative functions of the Escrow Agent, including maintenance of the Escrow Agent’s records, follow-up of the Agreement’s provisions, and any other safekeeping duties required by the Escrow Agent under the terms of the Agreement. Fee is based on Escrow Amount being deposited in a non-interest bearing deposit account, FDIC insured to the applicable limits.

Fee: $7,500.00

Tax Preparation Fee

To cover preparation and mailing of Forms 1099-INT, if applicable for the escrow parties for each calendar year:

Fee: WAIVED

Transaction Fees

To oversee all required disbursements or release of property from the escrow account to any escrow party, including cash disbursements made via check and/or wire transfer, fees associated with postage and overnight delivery charges incurred by the Escrow Agent as required under the terms and conditions of the Agreement:

Fee: WAIVED

Other Fees

Material amendments to the Agreement: additional fee(s), if any, to be discussed at time of amendment.

TERMS AND CONDITIONS: The above schedule of fees does not include charges for reasonable out-of-pocket expenses or for any services of an extraordinary nature that we or our legal counsel may be called upon from time to time to perform in either an agency or fiduciary capacity. Our participation in the transactions contemplated by the Agreement is subject to internal approval of the third party depositing monies into the escrow account.

EXHIBIT A-1

Certificate as to Parent Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of the Parent and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under this Agreement, on behalf of the Parent. The below listed persons (must list at least two individuals) have also been designated Call Back Authorized Individuals and may be contacted by Citibank N.A. prior to the release of Escrow Property from the escrow account(s).

Name / Title / Telephone	Specimen Signature

Marshall Kiev	/s/ Marshall Kiev
Name	Signature

Authorized Signatory
Title

Phone	Mobile Phone

David Boris	/s/ David Boris
Name	Signature

Manager
Title

Phone	Mobile Phone

Name	Signature

Title

Telephone	Mobile Phone

Exhibit to Escrow Agreement

EXHIBIT A-2

Certificate as to Holder Representative Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of the Holder Representative and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under this Agreement, on behalf of the Holder Representative. The below listed persons (must list at least two individuals) have also been designated Call Back Authorized Individuals and may be contacted by Citibank N.A. prior to the release of Escrow Property from the escrow account(s).

Name / Title / Telephone	Specimen Signature

Salvatore Galletti	/s/ Salvatore Galletti
Name	Signature

Chief Executive Officer
Title

Phone	Mobile Phone

Name	Signature

Title

Phone	Mobile Phone

Name	Signature

Title

Telephone	Mobile Phone

Exhibit to Escrow Agreement